Exhibit 23(i)






CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of the report of Deloitte & Touche LLP dated February 9, 1998 and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1997.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
April 9, 1998